NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

IV. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $67,029.04
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $54,399.57
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,446.72
- Mortality & Expense Charge****     $   621.48
+ Hypothetical Rate of Return*****  -$   742.33
                                     ----------
=                                    $   67,029 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 40.51
2       $ 40.52
3       $ 40.53
4       $ 40.54
5       $ 40.55
6       $ 40.56
7       $ 40.56
8       $ 40.57
9       $ 40.58
10      $ 40.59

11      $ 40.60
12      $ 40.61
Total   $486.72

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1       -$ 63.03
2       -$ 62.82
3       -$ 62.60
4       -$ 62.39
5       -$ 62.18
6       -$ 61.96
7       -$ 61.75
8       -$ 61.54
9       -$ 61.33
10      -$ 61.12
11      -$ 60.91
12      -$ 60.70
Total   -$742.33

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $67,029.04
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   46,334 (rounded to the nearest dollar)

V. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $1,200,000 or 134% x $80,464.52
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $63,327.37
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,441.98
- Mortality & Expense Charge****     $   701.92
+ Hypothetical Rate of Return*****   $ 3,841.05
                                     ----------
=                                    $   80,465 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 40.19
2       $ 40.19
3       $ 40.18
4       $ 40.18
5       $ 40.17
6       $ 40.17
7       $ 40.16
8       $ 40.16
9       $ 40.15
10      $ 40.15
11      $ 40.14
12      $ 40.14
Total   $481.98

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  316.98
2       $  317.53
3       $  318.10
4       $  318.66
5       $  319.23
6       $  319.79
7       $  320.36
8       $  320.93
9       $  321.51
10      $  322.08
11      $  322.66
12      $  323.24
Total   $3,841.05

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $80,464.52
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $59,862.03 (rounded to the nearest dollar)

VI. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $96,213.47
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $73,382.45
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,436.54
- Mortality & Expense Charge****     $   792.50
+ Hypothetical Rate of Return*****   $ 9,620.05
                                     ----------
=                                    $   96,213 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 39.83
2       $ 39.81
3       $ 39.79
4       $ 39.77
5       $ 39.75
6       $ 39.72
7       $ 39.70
8       $ 39.68
9       $ 39.66
10      $ 39.63
11      $ 39.61
12      $ 39.59
Total   $476.54

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  772.67
2       $  777.81
3       $  782.98
4       $  788.19
5       $  793.45
6       $  798.75
7       $  804.09
8       $  809.48
9       $  814.91
10      $  820.38
11      $  825.89

12      $  831.45
Total   $9,620.05

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $96,213.47
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   75,611 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $65,658.64
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $53,292.76
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,735.26
- Mortality & Expense Charge****     $   610.11
+ Hypothetical Rate of Return*****  -$   728.74
                                     ----------
=                                    $   65,659 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 40.55
2       $ 40.56

3       $ 40.57
4       $ 40.58
5       $ 40.59
6       $ 40.60
7       $ 40.61
8       $ 40.62
9       $ 40.63
10      $ 40.64
11      $ 40.65
12      $ 40.66
Total   $487.26

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1       -$ 62.01
2       -$ 61.77
3       -$ 61.54
4       -$ 61.31
5       -$ 61.07
6       -$ 60.84
7       -$ 60.61
8       -$ 60.38
9       -$ 60.15
10      -$ 59.92
11      -$ 59.69
12      -$ 59.46
Total   -$728.74

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $65,658.64
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   45,056 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $78,868.81
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $62,076.85
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,730.59
- Mortality & Expense Charge****     $   689.27
+ Hypothetical Rate of Return*****   $ 3,771.81
                                     ----------
=                                    $   78,869 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 40.24
2       $ 40.23
3       $ 40.23
4       $ 40.23
5       $ 40.22
6       $ 40.22
7       $ 40.21
8       $ 40.21
9       $ 40.21
10      $ 40.20
11      $ 40.20
12      $ 40.19
Total   $482.59

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  311.84
2       $  312.28
3       $  312.73
4       $  313.18
5       $  313.63
6       $  314.08
7       $  314.54
8       $  314.99
9       $  315.45
10      $  315.90
11      $  316.36
12      $  316.82
Total   $3,771.81


CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $78,868.81
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   58,266 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $94,358.75
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $71,973.15
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,725.23
- Mortality & Expense Charge****     $   778.43
+ Hypothetical Rate of Return*****   $ 9,449.26
                                     ----------
=                                    $   94,359 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 39.88
2       $ 39.86
3       $ 39.84
4       $ 39.82
5       $ 39.80
6       $ 39.78
7       $ 39.76
8       $ 39.74
9       $ 39.72
10      $ 39.70
11      $ 39.68
12      $ 39.65
Total   $477.23

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  760.19
2       $  765.01
3       $  769.87

4       $  774.77
5       $  779.71
6       $  784.69
7       $  789.71
8       $  794.77
9       $  799.87
10      $  805.02
11      $  810.20
12      $  815.42
Total   $9,449.26

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $94,358.75
- Year 5 Surrender Charge       $20,602.49
                                ----------
=                               $   73,756 (rounded to the nearest dollar)